Exhibit 99.1

 2021 Sustainability ReportNourishing Pets, People and Planet  1

Real, fresh food that
nourishes our pets as
much as they nourish us.

OUR **GOAL** IS TO CHANGE THE WAY PEOPLE NOURISH THEIR PETS **FOREVER**

We are a team of dog-obsessed, cat-crazy pet parents who live and work alongside our four-legged best friends. We are united by a passion for pets and a mission to give them the best pet food possible for a long, happy, and healthy life. Doing right by pets, people, and the planet every step of the way from farm to fridge is part of who we are. Whether it's carefully sourcing the ingredients we use or taking extra steps to ensure the highest quality in our kitchens, we run our business with integrity, transparency, and social and environmental responsibility.

IT'S AMAZING WHAT CAN HAPPEN WHEN YOU START COMPLETELY FRESH!


freshpet
SELECT
ROASTED MEALS
TENDER CHICKEN RECIPE with garden vegetables
freshpet
SELECT
Moisture Rich
TENDER BITES
TENDER CHICKEN & BEEF RECIPE with garden vegetables
freshpet
SELECT
SLICE & SERVE ROLL
GRAIN FREE CHICKEN RECIPE



SCOTT MORRIS
CO-FOUNDER
PRESIDENT



CATHAL WALSH
CO-FOUNDER
MANAGING DIRECTOR EUROPE

2

TABLE OF CONTENTS

1. OVERVIEW
- Forward Looking Statements & Non-GAAP Measures
- Letter from Our Board
- Letter from Our CEO
- Company Milestones
- Long-Term Strategy: Path to 2025
- Business Pillars
- Our Operating Principles
- ESG Matrix

2. PETS | OUR FOOD & GIVING BACK
- Human-Pet Bond
- Humanization of Pets
- Innovative R&D Team
- Food & Safety Quality
- Nutritional Philosophy
- Freshpet Difference
- Impact on Pet Health
- Giving Back

3. PEOPLE | THE FRESHPET FAMILY
- Cultural Values
- Employee Motivation & Incentivization
- Diversity & Inclusion
- Adapting to COVID-19

4. PLANET | FRESHPET SUSTAINABILITY
- Environmental Sustainability
- Minimizing Manufacturing Impact
- Freshpet Kitchens 3.0
- Reducing Packaging Footprint
- Chiller Efficiency
- Wastewater Treatment Facility
- Rainwater Harvesting
- Supply Chain Sustainability
- Supplier Code of Conduct
- Nature's Fresh Leads the Way
- Carbon Neutral Now
- 2020 SASB Reporting Data

5. GOVERNANCE & LEADERSHIP
- Our Leaders
- Leadership Growth
- Our Board
- Risks, Sustainability & Ethics
- Sustainable Shareholder Value Creation
- Long-Term Compensation Strategy
- Board Oversight Strategy
- Decentralization of Stock Ownership
- Path to Corporate Maturity
- Guidance to Governance
- Governance Transformation

3

   Overview

 NON-GAAP MEASURESIn this presentation, we use certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA as a percentage of net sales (Adjusted EBITDA Margin). These non-GAAP financial measures should be considered as supplements to GAAP reported measures, should not be considered replacements for, or superior to, GAAP measures and may not be comparable to similarly named measures used by other companies.We define EBITDA as net income (loss) plus interest expense, income tax expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA plus loss on equity method investment, non-cash share-based compensation, launch expenses, plant start-up expense, fees related to equity offerings of our common stock, implementation and other costs associated with the implementation of an ERP system, loss on disposal of equipment and COVID-19 expenses. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales.We believe that these non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. Non- GAAP financial measures are shown as supplemental disclosures in this presentation because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. Adjusted EBITDA is also an important component of internal budgeting and setting management compensation. These non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.Certain of these measures present the Company’s guidance for fiscal year 2021 and beyond, for which the Company has not yet completed internal or external audit procedures. The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain components of net income and the respective reconciliations, including the timing of and amount of costs of goods sold and selling, general and administrative expenses. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.PROXY SOLICITATION MATERIALSThis report is being made in regards to the Company’s proxy statement for its 2021 annual meeting of stockholders and certain of the proposals set forth therein. In connection therewith, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on July 9, 2021 and the Company intends to file a definitive proxy statement with the SEC along with any other relevant documents. The definitive proxy statement will be mailed or otherwise made available through permissible means to the Company’s stockholders. BEFORE MAKING ANY VOTING DECISION, SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSALS SET FORTH THEREIN AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANTINFORMATION ABOUT THE PROPOSALS SET FORTH THEREIN. Security holders may obtain free copies of the proxy statement, any amendments orsupplements thereto and other documents containing important information about Freshpet once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Freshpet will be available free of charge on the “Investors” section of Freshpet’s website (investors.freshpet.com).Freshpet and its Board of Directors (the “Directors”) may be deemed to be “participants” under SEC rules in any solicitation of the Company’s stockholders in respect of the Company’s proposals set forth in the definitive proxy statement. Neither the Company nor the Directors have a direct or indirect interest, by security holdings or otherwise, in the Company or the matters to be acted upon in connection with the Company’s proxy statement for its Annual Meeting of Stockholders, except as set forth in the definitive proxy statement.    FORWARD LOOKING STATEMENTS & NON-GAAP MEASURES  FORWARD-LOOKING STATEMENTSFORWARD-LOOKING STATEMENTSIn this presentation, Freshpet, Inc. (“Freshpet,” the “Company,” “we” or “our”) may make forward-looking statements, such as statements related to the future impact of the novel coronavirus ("COVID-19"), the future progress of our Freshpet Kitchens expansion, future governance changes, our growth potential and plans, our projected or targeted operating results, our ability to meet our sustainability targets, goals, and commitments, including due to the impact of climate change, and our expectations regarding the Company's future operating and economic environment. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results.These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. For example, the Company may not receive the requisite approval to carry out some of its expected corporate governance initiatives or the Company's Board of Directors may abandon or change some or all of its plans with respect to such initiatives. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this presentation. Freshpet undertakes no obligation to publicly update or revise anyforward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.Materiality is used within this document to describe issues relating to environmental, social and governance (“ESG”) strategies that we consider to be of high or medium importance in terms of stakeholder interest and potential business impact. Materiality, for the purposes of this document should not, therefore, be read as equating to any use of the word in other Company reporting or filings.  OVERVIEWLOOKING FORWARD / NON-GAAP MEASURES    5

   Our Governance of Sustainability Is a Part of Board’s Oversight of Long-Term StrategyWe believe good governance at all levels is necessary to drive corporate responsibility, which in turn enhances the long-term interests of our shareholders and strengthens Board and management accountability. As a part of our primary duty overseeing the Company’s corporate strategy, our Board of Directors also oversees how Environmental, Social, and Governance (ESG) issues may impact the long-term interests of our shareholders and stakeholders. We believe corporate responsibility is the responsibility of each and every employee, not just senior management, because a commitment to responsibility must govern our actions at every level of Freshpet in order to achieve operational excellence.As part of this effort, the Board oversees the management team’s efforts in fulfilling responsibilities relating to sustainability and corporate social responsibility, particularly those that may affect the shareholders and stakeholders of our company, and the communities in which we operate: “Pets. People. Planet." Our Board monitors Freshpet’s ESG practices as part of overseeing our corporate strategy and our enterprise risk management program. We believe that environmentally and socially responsible operating practices go hand in hand with generating value for our shareholders, being good neighbors within our communities, being a good employer to our employees, and most importantly, providing health, happiness and well-being for our most important stakeholders: our pets and their pet parents.At the management level, our President oversees our sustainability and strategy efforts. With the appointment of a new Sustainability Lead in Q1 2021, Freshpet maintains a sustainability working group consisting of dedicated internal resources and external advisors to address ESG factors that are material to our business. Our sustainability working group evaluated potential ESG risks and opportunities relevant to our company based on the views held by our shareholders, leading ESG reporting frameworks, and ESG rating agencies. These frameworks have guided our efforts to date as a young Company and are the underpinnings of our Sustainability Report that we are sharing with you today.Board of Directors, Freshpet  A LETTER FROM THE  BOARD OF DIRECTORS    5

   A LETTER FROM OUR CEO    At Freshpet, we strive to strengthen the bond between people and our pets so that we both live longer, healthier, and happier lives while being kind to the planet. We believe that if we can create fresh, real foods that help pets live healthier lives, their pet parents will also enjoy the many benefits of a rich life shared with a pet.That is a lofty and ambitious goal, but it drives us every day. It is also the kind of stretching goal that young, insurgent companies pursue as they seek to change an industry forever.We relentlessly pursue the creation of the very best foods that change the way people think about “dog food”, and do it while simultaneously caring for all the people who contribute to our success and the planet, too. Those values were built into the company by our founders from the very beginning. We call it “Pets. People. Planet.” and it is what drives our decision-making every day. In this report, you will read about how we bring that to life every day and the significant results we have delivered. For example, you will learn:Pets: By offering the most wholesome and nutritions foods for our pets, Freshpet endeavors to strengthen the bond between pet parents and their pets. We have also donated over 11 million meals to feed shelter pets waiting to find their forever homes.People: In the midst of the pandemic, Freshpet focused intently on the wellbeing of our team members and their families. We sought to educate them, thank them, and enable them so that they could keep their families safe and healthy. Additionally, all of our employees receive grants of restricted stock so that they can participate in our success.Planet: Our rapid growth is providing us with new opportunities to demonstrate our care for the planet, including numerous environmentally sensitive measures to construct our next Freshpet Kitchen in Ennis, TX – such as the use of low-carbon concrete, installing renewable energy on-site and efficient water and energy usage.In the pursuit of our mission and our goal of changing the way people nourish their pets forever, we are led by the passion and vision of two of our co-founders (President Scott Morris and Managing Director of International Operations Cathal Walsh) and are guided by a highly capable Board of Directors who oversee how our environmental, social and governance (“ESG”) performance impacts the long-term interests of our shareholders, investors and the communities in which we operate.In reviewing these materials and our results, you will see how the Freshpet Board has actively guided the company through the numerous challenges common to high growth companies. Some of their notable accomplishments are:Governance: Last year, we took a major step forward with the development and the first steps of implementation of a 5-year governance transition plan that received very strong shareholder support. That plan recognized the early stage and entrepreneurial character of our company and laid out a plan that matched our business growth over the next several years with a series of governance enhancements designed to deliver the best-in-class governance expected of mature companies by 2025. With strong shareholder support at last year’s shareholder meeting, we implemented the first step in that process – eliminating supermajority voting. That step should enable the steps that follow.The Board has also enacted a Director Resignation Policy and a Director Retirement Policy and amended our Company’s bylaws to allow for Majority Voting in Uncontested Elections. At this year’s shareholder meeting, we are asking the shareholders to vote on the Declassification of the Board (to begin in 2023 and be completed by 2025). Those steps will keep us on the path we shared with our shareholders last year. Next year, our Board plans to amend out Company’s bylaws to allow for Proxy Access and our Board plans to submit a proposal to stockholders that, if approved, would allow stockholders the ability to call special meetings. At that point, we will have all the necessary approvals to complete our governance transformation by 2025.

   Strategic Planning/Goal Setting: The Board revised upward its long-term goals this year to reflect the rapid rate of growth of the company and the need to accelerate the construction of new capacity. We raised our 2025 household penetration target to 11 million households (from 8 million previously) and increased the net sales target to $1.25 billion. The Company is now spending more than $675 million in capital to expand capacity, improve systems and expand distribution of Freshpet so that the company can realize its growth goals.Compensation: The Board also aligned the management with the company’s new long-term goals via multi-year equity grants. The company had issued similar grants in 2016 that were tied to the delivery of long-term goals in 2020. The management met those goals – delivering accelerating net sales and Adj. EBITDA growth over the 4-year performance period, including compound annual growth of 25% and 27%, respectively. The new multi-year equity plan covers the next four years and the goals within it exceed those publicly shared with investors and 75% of vesting is based on performance.Sustainability: We are taking another major step forward with the release of our first Sustainability Report. After more than a year of dedicated work by our Board and Management, we have decided to offset our 2021 Scope 1 and 2 emissions through the use of verified carbon credits for the emissions we were not able to eliminate. Longer-term, we plan to reduce the use of carbon credits through a wide range of internal efforts including emission reduction, but we have chosen this immediate action because of the importance we place on environmental sustainability. In the report, you will find detailed analysis of the current state of our operations related to our impact on the environment. While we are very proud of our numerous achievements, we fully recognize the need to make continuous improvements including operational and value chain emission reductions, and we are committed to doing that.Leadership: The Board has been intently focused on ensuring the Company has adequate management capability to support the company’s rapid growth and also has succession plans in place to enable that growth over the long-term. During 2020, the Company successfully completed its CFO transition, hired a new head of HR, and named new VPs of Manufacturing and IT. These new talents deepen our bench and strengthen our diversity.Ethics and Integrity: Our core values of integrity and accountability guide us in our day-to-day business activities. Freshpet’s goal is to maintain and strengthen its reputation for honest, ethical conduct while becoming a leading pet products company in the marketplace. To ensure our business is conducted responsibly with honesty, integrity, accountability, and in compliance with applicable laws, the Board oversees our Code of Ethics that applies to every director, officer and employee.Finally, one of our most important operating practices is transparency and the willingness to engage others on our vision, mission and methods. We do this by producing some of the most in-depth and data- based presentations for our investors so that they know what drives our success – not just the results of our efforts. Our top 3 leaders (CEO, COO and CFO), as well as representatives from our Board, frequently engage our investors on these metrics. We invite our investors to tour our Kitchens so that they can see how what we do is so different than the way others operate.To that end, I encourage you to reach out to me with your thoughts. We welcome your input and appreciate your support. Thank you for your interest in Freshpet.Billy Cyr Freshpet CEO  OVERVIEWLETTER FROM OUR CEO      A LETTER FROM OUR CEO CONTINUED  8

FRESHPET MILESTONES

'06
- Freshpet founded with commitment to re-inventing pet nutrition and enriching the lives of all involved.


Freshpet

'10
- 5,000 chillers
- Launched first TV campaign
- Partnership with MidOcean



'13
- 10,000+ Chillers
- New kitchen construction and production begins



'14

IPO



Pets, People, Planet trademark established

'15 — $100 MM+ Net Sales
- 15,000+ Chillers
- Kitchen expansion
- Kitchens begin using wind energy by matching all purchased electricity with wind energy RECs



'16

Freshpet FEED THE GROWTH
- Launched Feed Growth strategy
- Billy Cyr joins the team as CEO



'18

Gerardo Perez-Camargo joins team to lead Freshpet R&D



'19 — $246 MM Net Sales
- 20,000+ Chillers
- Kitchens 2.0 ground breaking
- Pets People Planet teams formed



'20 — $318 MM Net Sales
- Kitchens 3.0 Announced
- Raised capital through equity offering



Heather Pomerantz joins the team as CFO



Thembi Machaba joins the team as SVP Human Resources



Ricardo Moreno joins the team as VP Manufacturing



'21 — $445 MM+ Net Sales (projected)

Raised 2025 HH penetration and net sales goals

Raised additional capital to accelerate capacity expansion

'25 — $1.25B+ Net Sales (projected)

freshpet
FEED THE GROWTH
11 MILLION HH BY 2025

9

   LONG-TERM STRATEGY: PATH TO 2025  11 Million  Freshpet hous-ehold’s by 2025  $1.25 billion in net sales —  and still growin-g 20+% (target)  ~25% Adj. EBITDA margins(target)  OVERVIEWLONG-TERM STRATEGY: PATH TO 2025    10

     FRESHPET IS A DIFFICULT BUSINESS TO REPLICATE  HIGH BRAND LOYALTY  Alignment with deep pet  parent emotional motivations  DIFFERENTIATEDInnovative forms, technologies, and appearance  MANUFACTURING  Proprietary technology,  processes, and infrastructure  FRESHPET FRIDGE  Branded, company-owned  real estate  SUPPLY CHAIN  Only refrigerated pet food  network in North America  RETAILER PARTNERSDelivers benefits in traffic, frequency and retailer margins  OVERVIEWBUSINESS PILLARS  11

OUR OPERATING PRINCIPLES

Nourishing the lives of pets and people while being kind to our planet.

pets.

Deliver fresh healthy food and nourish the human-pet bond — we live longer, healthier lives together. Provide consistent quality, generating industry leading consumer satisfaction.



people.

Ensure that all the people that touch our company are made better in some way. Build a great team and culture.



planet.

Working to minimize our CO_2 output, and develop carbon offsets to achieve carbon neutrality.



OVERVIEW
OUR OPERATING PRINCIPLES
12

FRESHPET ESG MATRIX



PETS
PEOPLE
PLANET
11
8
9
3
2
1
6
4
5
7
12
10
IMPORTANCE TO STAKEHOLDERS
IMPORTANCE TO FRESHPET (POTENTIAL TO IMPACT SUCCESS)

In preparing for this report, we worked with third party consultant, 3Degrees, to conduct an assessment that identifies the Environmental, Social, and Governance (ESG) risks and opportunities most relevant to our internal and external stakeholders.

The ESG matrix identifies the importance of a given topic to the continued success of the business and the level of concern it presents for key stakeholders such as employees, investors and consumers. The goal of our ESG assessment was to prioritize those topics where Freshpet can have the greatest positive impact, and the results will help guide our efforts going forward. The ESG matrix was developed in collaboration with senior management leaders from all functional groups within the company. We expect that the assessment of ESG issues will evolve as our sustainability efforts mature. We intend for reporting on the top priority issues to meet or exceed SASB standards.

1. Energy Use
2. Climate Change & Emissions
3. Water Use & Management
4. Product Packaging & Plastic
5. Resource Efficiency & Waste
6. Biodiversity
7. Transport & Distribution
8. Sustainable & Responsible Sourcing including Animal Welfare
9. Employee Experience & Well-Being
10. Community Relations
11. Product Safety & Quality
12. Responsible Marketing & Advertising

OVERVIEW
MATERIALITY MATRIX
13

   Pets | Our Food & Giving Back  Delivering fresh healthy food and nourish thehuman animal bond.

   We fundamentally believe that Freshpet has the potential to change the way people feed their pets . . . forever.We do this by satisfying the human desire to nurture our pets to the bestof our ability — providing the freshest, most wholesome food that is appreciated by pets and enhances their wellbeing.We do all of this in ways that demonstrate respect and appreciation for our pets, our people and the planet.  FRESHPET STRIVES TO  STRENGTHEN THE BOND BETWEEN HUMANS AND OUR PETS SO THAT BOTH OF US LIVE BETTER LIVES      PETSHUMAN PET BOND  15

   THE HUMANIZATION OF PETS  drives 85 years of pet food evolution      PET FOOD = WHAT WE EAT  DAWN OF COMMERCIAL PET FOOD  BIRTH OF SUPER PREMIUM  ULTRA PREMIUM  SIMPLE REAL FOODS      PETSHUMANIZATION OF PETS  16

FRESHPET'S IN-HOUSE R&D TEAM LEADS DEVELOPMENT OF BREAKTHROUGH PRODUCTS

Freshpet prides itself in being an innovator and driver of significant growth in the pet industry. Thanks to this culture of innovation, Freshpet is now growing total retail dollar sales faster than any other wet or dry dog food brand.* Pet parents look to Freshpet for healthy innovative ways to feed their pets and we have delivered year after year. New product innovation launched since 2015 across all product lines now makes up over 32% of the company's retail sales*. A partial innovation timeline:

Rolls



SMALL DOG
sensitive stomach & skin
freshpet
TENDER CHICKEN RECIPE
SELECT
SLICE & SERVE ROLL

We pioneered fresh pet food in North America with our signature slice and serve rolls. This line continues to represent **almost 50%** of retail sales* with a loyal following of consumers seeking flavor and functional variety.

2006

Roasted Meals



freshpet
SELECT
ROASTED MEALS
FRESH
TENDER CHICKEN RECIPE
with garden vegetables

Consumers asked for more convenience and Freshpet delivered with the Roasted Meals line. Continued innovation including the launch of the Multi Protein recipe helped this line achieve **over 30%** of Freshpet retail sales*.

2012

Fresh from the Kitchen



freshpet
SELECT
fresh from the kitchen
HOME COOKED CHICKEN RECIPE
FRESH

Fresh from the Kitchen delights consumers with a product that looks and feels just like something they might cook at home. As one of the most successful launches in Freshpet's history, two recipes now represent **14%** of retail sales*.

2015

Small Dog Meals



freshpet
SELECT
SMALL DOG
NUTRITIONALLY DEVELOPED FOR SMALL DOGS
FRESH
BITE-SIZE CHICKEN RECIPE

Consumer research led us to launch Small Dog Roasted Meals. This product is now our **#1 selling item in units** and has helped increase household penetration with consumers that were not previously purchasing Freshpet.

2018

Spring & Sprout Meatless Meals



freshpet
SPRING & SPROUT
PLANT-BASED MEALS

The launch of Spring and Sprout marks Freshpet's first meatless meal made with wholesome eggs and vegetables.

2021

All of Freshpet's innovation is driven by our in-house R&D team. Over the years, our investment in innovation has grown and we now have 15 people on the team. In the last two years over 6,000 sq ft of laboratory and testing facilities have been added to support new product development. This investment includes our very first pilot plant which will allow for innovation without the inefficiency of stopping the main production lines, as well as sensory, micro, and benchtop laboratories.





* Nielsen xAOC + Pet Super Stores 52wks ending 7/17/21

PETS
INNOVATIVE R&D TEAM

17

FRESHPET'S EXTENSIVE **FOOD SAFETY AND QUALITY** PROGRAMS ENSURE **EVERY MEAL** MEETS OUR EXACTING STANDARDS

Nothing is more important than the safety and quality of the products we produce for our pet parents. The more than 50 members of Freshpet's world class Food Safety Quality Assurance team monitor production 24 hours a day to ensure that everything we make meets the exacting taste, nutrition, quality and safety our consumers have come to expect.

Freshpet's extensive training programs ensure everyone on the team is educated in safe food manufacturing and handling procedures such as HACCP (Hazard Analysis Critical Control Point) and Preventative Controls for Human Food. We set aggressive food safety and quality goals, and review metrics weekly to continually improve our food safety and quality systems.

Our in-house laboratories ensure our products meets strict quality and safety specifications, with the below being reviewed as part of production release criteria:

For all products, moisture, fat, and protein levels are measured multiple times throughout the day to ensure each recipe meets our guaranteed minimums and maximums.

For bagged recipes, we measure hourly for:

- Temperature, pH, pouch leakage and seal integrity, aroma, color, texture, piece size and vegetable inclusion level
- Every half-hour we check gas levels in pouches and run seal checks. Finally, hourly microbial testing is conducted.

For roll recipes, we measure hourly for:

- Temperature, pH, aroma, color, texture, moisture & vegetable inclusion level
- Every half-hour, we check the seals on the rolls.

Freshpet's Kitchens are certified under the **Global Food Safe Initiative (GFSI) standards.** GFSI was established to ensure confidence in the delivery of safer food to consumers, while continuing to improve food safety throughout the supply chain. These global standards address food, packaging, packaging materials, storage and distribution for primary producers, manufacturers and distributors.

Freshpet's Supplier Approval Process requires that all Freshpet ingredient suppliers maintain high standards in safety, quality, performance, and capability. Freshpet strives to form relationships that are transparent and collaborative, facilitating teamwork to drive continuous improvement projects, innovation activities or corrective actions.





GFSi Global Food Safety Initiative

CERTIFIED HACCP FOOD SAFETY

SQF CERTIFIED

FSPCA FOOD SAFETY PREVENTIVE CONTROLS ALLIANCE

PETS
FOOD SAFETY & QUALITY

18

 Freshpet has HigherAverage Amino Acid Bioavailability89.2%  *A 30 Lb. dog needs approximately 30 fluid ounces of water per day. Freshpet provides 9 fl oz while a leading dry food provides .8 fl oz. *Average bioavailability after processing across 11 amino acids Arginine, Histidine, Isoleucine, Leucine, Lysine, Methionine, Cysteine, Phenylalanine, Threonine, Tryptophan, Valine. University of Illinois protein bioavailability analysis of various cooking methods: J. Anim. Sci. 2019.97-998-1009 doi: 10.1093/jas/sky461        FRESHPET NUTRITIONAL PHILOSOPHY  What our pets eat is just as important as what we eatOur pets are family, and we believe that natural, moisture-rich, fresh food is the best option to help them live long, healthy lives. We work with our farmers to provide the most nutritious ingredients and strive to source locally to help ensure freshness. Areas of future development include using organic or pesticide free ingredients and humanely raised animal proteins from bio-dynamic farms that require less fertilizer use.  Freshpet recipes are created to be rich in nutrients and moisture, but not heavy in carbohydrates or empty calories, like sugar. Obesity affects much of the pet population, increasing the incidence of diseases like osteoarthritis, diabetes, and heart problems. Freshpet’s feeding guidelines and recipes are optimized to help pets maintain a healthy weight while avoiding ingredients like corn, wheat, added sugar or rendered meat meals.  Freshpet’s nutritious recipes are specifically developed to:Have similar moisture content to that which is naturally found in protein sources like chickenUse no artificial preservatives, colors or flavorsHave zero added sugar  As pets age, there tends to be a decline in body moisture levels. Remaining properly hydrated is a challenge that can impact their vital organ functions. The moisture content of every Freshpet recipe provides pets with much of their daily water requirements while dry kibble requires them to compensate for low moisture content by drinking more water. Freshpet provides up to 30% of a pet’s estimated water needs while dry kibble provides about 3%*.Freshpet’s cooking process is just as important as the ingredients we useFreshpet is gently steam-cooked for about 10min at less than 200° F while most dry kibble pet food competitors cook their already rendered meat meals and other ingredients at about 300° F. As a result of the over-processing, research shows that dry kibble and wet canned food has reduced protein bioavailability.*    79.0%  84.2%  Steamed Chicken  (Freshpet)  Chicken Meal  (Dry Kibble)  Retort Chicken  (Wet Canned)    PETSFRESHPET NUTRITIONAL PHILOSOPHY  19

   FRESHPET DELIVERS A NOTICEABLE DIFFERENCE IN PETS’ WELL-BEING82% of consumers report that Freshpet makes a difference in their pet’s health.  Source: Freshpet Visible Difference Study 2018 n= 202          82%  PETSFRESHPET DIFFERENCE  20  18%

   FRESHPET’S IMPACT ON PET HEALTH :Pet Parents Love to Tell Us How Freshpet Changed Their Lives        “Today is our Corgi-poo Tanner's 15th birthday. He's happy, healthy and still going strong. We had serious problems with his health and eating habits before switching to your product 8 years ago. I truly believe your product is responsible for his health today. For other pet owners with similar issues, they should really give Freshpet a try. Thank you!”-Marshall Hunter  “YOU ARE KEEPING MY DOG,MY BABY ALIVE. Please pass these words along. I am so deeply grateful and grateful that you are all COMMITTED to making such a fantastic product. … THANK YOU FRESHPET!WE LOVE YOU!!!”-Tara Catalano  “…Same with our standard poodle, Rosie. She was underweight and wasn’t interested in any foods. We tried everything, we tried the most expensive, the most popular, tried home made and nothing would keep her eating until Fresh Pet! She is now a health, lean playing machine. She eats every meal with gusto. Her platelets counts had been low she was so skinny and disinterested in eating and now, she’s perfect on all her numbers.”-Dede Engel  “Your food is the only food our wheaten terrier can eat without digestive issues! And hilariously enough, our own daughter says is good enough for humans to try as well. We love our dogs as much as the humans in our family, so truly if our human children can eat the food, we feel even better feeding it to our canine children!!!!!!”-Rachel Collum Darr  3,501PRAISE CONTACTS IN 2020  PETSTESTIMONIALS  21

LIVING BETTER. TOGETHER.

Saving Lives & Celebrating the Human Animal Bond






DogJ
CHICKEN



4 Paws for Ability believes every child & veteran should be included in all aspects of their community, regardless of disability. **Freshpet is proud to sponsor 4 Paws for Ability as they enrich the lives of children and veterans with disabilities** and their families by placing quality, task trained service dogs.

The 4 Paws dogs have allowed hundreds of families to enjoy fulfilling lives they never dreamed possible. Donated Freshpet food and treats help keep 4 Paws dogs healthy and ready for a life of faithful service and companionship.

Almost 20,000 FP Treats have been provided to train seizure alert, tracking, behavior disruption as well as other key tasks performed by 4 Paws' Dogs

PETS
GIVING BACK

22

LIVING BETTER. TOGETHER.

Adoption & Rescue Programs

We've **donated 11.5 million fresh meals** to animals in need bringing joy through our nourishing food to orphaned or abandoned dogs and cats until they are adopted. We partner with shelters and rescues to increase their visibility and provide the pets in their care with the food and resources they need until they find their forever homes. This is how we're helping pets and new pet parents live their healthiest, happiest, most tail wagging filled lives.


freshpet
PROUD SPONSOR OF ST. HUBERT'
St. Hubert's
Animal Welfare Center



"We are so proud of what we have been able to achieve so far this year, and we are energized to keep helping as many animals as possible. From the bottom of our hearts, we thank Freshpet for your support of these programs. You are truly saving lives and helping pets find loving futures with new families." -PSPCA

PENNSYLVANIA SPCA

The Pets Team core mission is to celebrate the human-animal bond by helping thousands of dogs and cats find loving families.

Long term rescue and adoption partners include:

- Airedale Rescue and Adoption of the Delaware Valley — since 2008
- Mid-Atlantic Basset Hound Rescue — since 2008
- Lehigh County Humane Society — since 2009
- Animal LifeSavers — since 2008
- The Center for Animal Health and Welfare — since 2010
- The Sanctuary at Haafsville — since 2011
- Harnessed to Hope Northern Breed Rescue — since 2011
- Lakota Wolf Preserve — since 2012
- Burlington County Animal Shelter — since 2012
- Garden State German Shepherd Rescue — since 2014
- St Hubert's Animal Welfare Center — since 2020
- Pennsylvania SPCA — since 2021

PETS
GIVING BACK

23

   People | The Freshpet FamilyEnsuring that all people touching the company are made better in some way

         PASSION & TENACITY  Pursue our mission  with vigor          OPERATE FROM TRUTH  Think, act, and speak  from truth            MAKE SURE EVERYONE WINSIn our daily work and with a focus on sustainability/ triple bottom              CULTURAL VALUES      DO THE RIGHT THINGS  Make decisions &  interact with a solid  moral compass          INNOVATIVE &  ENTREPRENEURIAL  Think big & stay small,  take smart risks          PEOPLECULTURAL VALUES  25

EMPLOYEE ENGAGEMENT & TEAMWORK

Putting our people first is at the heart of everything we do

Our commitment to this is evident in how we celebrate our successes and support one another through challenging times. Our incentive programs aim to reward employees for their commitment to making our quality products, but also to thank family members for their part in making Freshpet a success.

In 2020 and 2021 this took the form of Care packages for employees with health and wellness goods along with gift cards for families. Socially distanced family events were held, and we actively supported local restaurants in the communities that our employees live.



82%

Employee Engagement

Despite the challenging year and uncertainty due to the pandemic, our employees demonstrated high levels of engagement with survey scores 4 pts above industry benchmarks. We encourage our employees to have a say in our activities and use their feedback to drive continuous improvements in how we work and operate.

8.3

Net Promoter Score

With 70% participation in our Employee survey, our Net Promoter score is in the 90th percentile & improving each year

37 EMPLOYEES WITH 10+ YEARS OF TENURE

Teamwork

All salaried employees are part of one bonus plan with common goals, encouraging teamwork across the organization.

Plant Incentive Program (PIP): All Bethlehem Production / Operations Team Members are eligible for quarterly bonus based on attaining stated key performance Indicators for the plant (such as Quality, Safety and Sanitation) keeping everyone focused on the same goals.

PEOPLE
EMPLOYEE MOTIVATION

26

EMPLOYEE TOTAL REWARDS

RECOGNIZING THE VALUE OF OUR PEOPLE

TOP NOTCH BENEFITS & PERKS

We believe that the best teams are built by engaged, inspired and driven employees. Freshpet's competitive benefits reward the people that fuel our success and help drive employee engagement and loyalty. Benefits have evolved with needs of our workforce and now include:

- Salaried compensation that has been benchmarked against local industry market data to ensure that we pay competitively and retain our best talent
- All employees are encouraged to become and remain shareholders and are given stock annually
- 401K matching program for everyone
- Comprehensive health insurance offered to all employees
- **New 2021:** Tuition Reimbursement
- Paid time off – vacation, holidays, flexible schedules
- Free healthy snack break room and catered lunches
- Pet ownership is celebrated: Corporate employees bring dogs to work and Freshpet is provided to all employees. Pet insurance is available to all employees.

HEALTH AND SAFETY

Since Freshpet's founding, safety has been ingrained in our culture. We have invested heavily in maintaining a safe and healthy workplace for our employees and take a proactive approach to ensuring that the work environment supports our "safety first" mission.

- In 2020 we started an On-Site Industrial Athletic Trainer program in partnership with the local hospital (St. Luke's). This program provides a full time industrial athletic trainer on-site to help prevent work-related injuries and provide higher-level care to team members who may have experienced a work-related injury.
- As a result of our on-site Athletic Trainer program's success, we partnered with St. Luke's in 2021 to launch the countries first Industrial Athletic Trainer Residency program which will help train doctors to replicate the program elsewhere.
- Our focus on safety has paid off with the Loss Time Injury rate dropping significantly over the last 4 years.


freshpet

PEOPLE
EMPLOYEE MOTIVATION

27

CREATING CAREERS OVER JOBS

Freshpet is extremely proud of its high employee loyalty and engagement. Providing careers that people love is a competitive advantage that helps us find and retain the best talent. In 2021, we thoroughly revamped our hourly compensation program to better position employees to have lifelong careers at Freshpet. By restructuring our compensation to more closely align with our skills development program, employees now have a clear career path to earn increased responsibility, salary, & equity.

Benefits to Freshpet are anticipated to include:

- reduced turnover
- reduced training costs
- increased productivity
- increased product quality



Comfortably support family
+
Significantly competitive
LEVEL 100
Wage +
Equity
LEVEL 200
Wage +
Equity
LEVEL 300
Wage +
Equity
LEVEL 400
Wage +
Equity
LEVEL 500
Wage +
Equity
LEVEL 600
Wage +
Equity
Production / Sanitation Career Progression Example

WORKFORCE DIVERSITY, EQUITY AND INCLUSION

At Freshpet, we believe that a diverse workforce is essential to our continued success, and we strive to maintain a diverse and inclusive workforce at all levels. By building an inclusive workplace environment, we seek to leverage the talent, diversity of insights, and ideas of our employees. With our proactive and deliberate focus on diversity, our aspiration is to not only reflect the diversity of the communities in which we operate, but hopefully exceed industry norms in our diversity and inclusion efforts, from the most senior levels on down.

In early 2020, we were proud to welcome Heather Pomerantz to Freshpet as Chief Financial Officer. Later in 2020, we welcomed Thembeka "Thembi" Machaba to lead our Human Resources function, and Ricardo Moreno to oversee Freshpet's Manufacturing Operations. All 3 executive appointments embody the Freshpet values, bringing diversity of experience, expertise and passion for our products.

It remains important to us to recruit greater depth, breadth of experience and perspectives, which in turn allows for greater innovation and for richer engagement with our employees, customers and consumers.

Our Board composition also reflects a commitment to diversity. Our most recent board appointments focused on adding racial and gender diversity, with the most recent members to join being women. Three out of ten independent directors on our Board are women.

The Nominating and Corporate Governance Committee of our Board reviews succession planning annually and includes deliberate discussion of the ethnic and gender diversity development of our organization.

GENDER DIVERSITY*



Board Members
Female
30%
+20 pts vs 2018
Male
70%
Technicians/ Operatives
Female
27.7%
+5.1 pts vs 2019
Male
72.3%
Professional
Female
41.7%
+1.9 pts vs 2019
Male
58.3%
Senior Management
Female
9.1%
-.9 pts vs 2019
Male
90.9%
Executive / Senior Officials
Female
25.0%
+25 pts vs 2019
Male
75.0%

ETHNIC DIVERSITY*



Board Members
10%
90%
Technicians/ Operatives
1.8%
2.0%
10.4%
37.7%
48.1%
Professional
3.9%
1.3%
3.1%
13.2%
78.5%
Senior Management
18.2%
81.8%
Executive Team
12.5%
12.5%
75%
White
Black
Hispanic
2 or More
Other

*Diversity data based on employees hired through July 2021

PEOPLE
DIVERSITY & INCLUSION

#1PRIORITY: PROTECTING OUR TEAM AND THE COMMUNITIES WE SERVE WHILE DELIVERING FOOD TO OUR PET PARENTS

Freshpet responded to the COVID-19 pandemic threat with education and action focused on the safety of our team members and our communities.

Many policies implemented in 2020 remain in place while others have been adapted to comply with the latest guidance from the CDC.

We believe that vaccinations are the safest and most effective way to protect our team from the virus and have implemented a number of incentive programs to encourage and reward employees to get vaccinated.

Wellness check:
Third-party nurse

Deep cleaning:
Expert "deep cleaning" of Kitchens' break/ meeting areas

6ft/2M

Social distancing:
Tripled size of break / meeting areas

Mask Policy:
We implement mask policies that meet or exceed CDC guidelines.

Air filtration:
Increased air filtration and system upgrades

Personal Sanitation:
At doors and in meeting room sanitation

PEOPLE
ADAPTING TO COVID-19

30

   FRESHPET DELIVERED STRONG RESULTS DESPITE THE EXTERNAL CHALLENGES PRESENTED BY COVID-19Growth accelerated during COVID: Freshpet generated 29.7% net sales growth during 2020 despite significant capacity limitations imposed by the testing and quarantine protocols. We also increased Adj. EBITDA by 60.9%.Increased market share: While the pet food category thrived during COVID, Freshpet built market share faster than all leading dog food brands*.Increased household penetration – crossing the 4 million household mark: With capacity limited by COVID testing/quarantine protocols, the Company was still able to increase HH penetration by 25% and broke 4 million HH’s for the first time – well on its way to its revised upward 11 million HH target by 2025.Completed and started up Kitchens 2.0 and broke ground on Kitchens 3.0: Despite the challenges of lockdowns, shelter-in- place and testing/quarantined protocols, the Company was able to complete the construction, commissioning, and start-up of its largest capacity increase project to date. Further, the Company completed the design and engineering work and broke ground on Kitchens 3.0 in Ennis, TX.Completed an equity in February 2021 offering that will enable rapid capacity expansion: The Company raised $332 million in new capital to support the more rapid expansion of its manufacturing capacity.Demonstrated that the Freshpet business model works in Canada and the UK: In the midst of the COVID shutdowns, the Company was able to implement advertising driven sales growth in both Canada and the UK and have continued those efforts to today.  FRESHPET TEAM MEMBERS EXHIBITED TREMENDOUS DEDICATION  TO FURTHERING OUR MISSION IN THE FACE OF THE GLOBAL PANDEMIC      * Nielsen xAOC + Pet Super Stores 52wks ending 7/17/21  PEOPLEADAPTING TO COVID-19  31

   Planet | Sustainability InitiativesLeading the industry in environmental sustainability

ENVIRONMENTAL SUSTAINABILITY IS A FOUNDATIONAL PRINCIPLE OF THE COMPANY

At Freshpet, our mission is to create the very best foods that nourish the bond between pets and their parents helping us both live longer, healthier, and happier lives. Achieving success while caring for our team members, our communities, and our planet is not only the right thing to do, it helps ensure the long-term sustainability of the company.

For almost a decade we have been dedicated to our sustainability initiatives and have made significant progress towards minimizing our environmental impact as we fulfill our mission to provide healthy fresh food for pets and pet parents. We are not perfect but view ourselves as an industry leader in pet nutrition and sustainability while being the category leader in long-term growth, approximately doubling our company every three years since 2006.

SUSTAINABILITY PROGRESSION

‘12

Nature’s Fresh products made with Global Animal Partnership Certified Poultry launched

‘14

Freshpet Kitchens begins matching electric usage with wind energy RECs



Pets, People, Planet trademark established

‘16

Freshpet Kitchens become landfill free by reducing waste, recycling, and partnering with Sustainable Waste Solutions to digest organic waste



Highly Efficient TVM 48sl chiller launched. LED lighting, new compressor and refrigerant achieve efficiency gains up to 8.5x over previous models



‘19

Pets, People, Planet teams formed.

Highly efficient Combined Heat and Power Plant becomes operational at the

‘20

All chiller electric use matched with wind energy RECs

Nature’s Fresh becomes carbon neutral for Scopes 1, 2, and 3*

Kitchens on-site wastewater treatment and rainwater capture systems become operational

‘21

Partnered with 3Degrees to calculate 2019 and 2020 carbon footprints. Conducted first engagement with Carbon Disclosure Project (CDP) for both climate and water

Freshpet becomes carbon neutral for Scopes 1 & 2 — CO_2 NEUTRAL NOW*

Launch of Freshpet’s first meatless product.



Appointed Sustainability Lead reporting to Founder and President

‘25

2025 goal: carbon neutrality for Scopes 1, 2, & 3 by 2025 using a combination of source reduction and offsets

* Scope 1, 2, and 3 carbon emissions from Nature’s Fresh are being offset with verified carbon credits. Future efforts will focus on using emissions reductions to reduce our reliance on credits to achieve carbon neutrality.
Scope 1 & 2 carbon emissions from Freshpet’s total business are being offset with verified carbon credits. Future efforts will focus on using emissions reductions to reduce our reliance on credits to achieve carbon neutrality.

PLANET
ENVIRONMENTAL SUSTAINABILITY

33

MINIMIZING OUR MANUFACTURING IMPACT

Freshpet Kitchens:

Freshpet Kitchens have been powered by renewable electricity since 2014 by matching all purchased electricity with Green-e® certified renewable energy credits (RECs). In 2020, we matched 11,662 megawatt hours (MWh) of our Kitchen's electricity consumption with wind energy RECs that support the development of renewable energy projects and helped avoid **8,265 metric tons** of carbon emissions.This has an environmental impact similar to taking **1,797 cars** off the road for a year or not using **19,134 barrels** of oil.*

Since late 2019, steam and heat required to cook our recipes is provided by an on-site natural gas-powered Combined Heat and Power Plant (CHP). Sophisticated engineering allows the CHP to generate steam from heat energy that would otherwise be wasted providing up to 80% operating efficiency. This compares to an estimated 56% efficiency rate for traditional grid supplied electricity and steam generated from natural gas boilers. In addition to insulating our manufacturing from potential electrical black outs, we estimate that using this on-site power plant avoids **495 metric tons** of carbon emissions vs heating with regular boilers and purchasing electricity from the grid.


landfill free
powered by wind
rainwater capture for irrigation
freshpet

Combined Heat and Power Plant Efficiency Comparison


combined heat and power
traditional gas boilers + grid electricity
>80%
70-80%
60-70%
50-60%
40-50%
30-40%
Generation Efficiency

*All of the Kitchen's electricity purchased from the grid is matched with Renewable Energy Credits (RECs) from a wind farms throughout the U.S. These Renewable Energy Credits support the development of wind farms as a viable business and help prevent CO_2 emissions. Equivalencies are calculated using: https://www.epa.gov/energy/greenhouse-gas-equivalencies-calculator

PLANET
MANUFACTURING IMPACT
34

FRESHPET'S COMMITMENT TO RECYCLING AND **LANDFILL FREE MANUFACTURING**

Since 2016, Freshpet has committed to operating landfill free manufacturing facilities. We are proud to have been one of the first pet food manufacturers to make this commitment. Engagement across the entire organization was required to manage our waste streams without using a landfill. Below are the four key strategies used to achieve landfill free status in order of preference and priority:

1) reducing the amount waste generated by the manufacturing process
2) reusing or recycling as much waste as possible
3) anaerobically digesting organic waste to keep it from generating un-captured methane
4) converting waste to energy for any waste stream that doesn't work with the above strategies

Recycling of manufacturing waste is a crucial part of Freshpet's sustainability efforts. A comprehensive assessment of all 2019 and 2020 waste streams found that 96.7% of Frehpet's in-organic waste by weight is corrugated cardboard. In 2020, Freshpet recycled approximately 830,000 lbs of cardboard helping avoid an estimated 1,345 Metric Tons of CO2e emissions compared to landfilling this same amount of material. This effort also avoided the use of an estimated 2,811,200 gallons of water and 6,827 trees.*

Decomposing organic matter creates methane which is a significant contributor to global warming. Over the years, Freshpet's production process has been refined to generate as little organic waste as possible. We partnered with Sustainable Waste Solutions to use their CORe® process to turn our organic waste into bio-fuel through anaerobic digestion. We estimate that using this disposal method should help us avoid over 1,887 metric tons of CO2e emissions in 2021 compared to landfilling our organic materials.* Continuously monitoring our organic waste and working to reduce it to zero will contribute further reductions in costs and emissions.

For hard to recycle mixed waste streams such as cardboard contaminated with meat and grease, Freshpet delivers the waste to Covanta's waste to energy facility in Conshohocken, PA. This facility uses technology to keep waste out of the landfill and generate electricity that goes back into the grid. The process avoided an estimated 643 metric tons of CO2e emissions compared to landfilling the same waste stream.*

Freshpet's landfill-free partners: WM Waste Management Think Green. SWS Sustainable Waste Solutions The Landfill Free Company™ CRI Cougle's Recycling, Inc.



Estimated carbon emissions avoided in 2020 due to landfill free policy:
3,875 Metric Tons*

* Equivalencies calculated using the EPAs Waste Reduction Modeling found at: https://www.epa.gov/warm

PLANET
MANUFACTURING IMPACT
35

 Our latest manufacturing facility in Ennis, TX has been designed from the ground up to be our most efficient yet. It is being built with environmentally friendly construction techniques such as on-site dirt preparation, low carbon concrete made with fly ash, and recycled steel. Additionally, this facility will incorporate our latest FreshTEC engineering to reduce its water and energy footprint including: on-site solar power generation, state of the art steam capture and re-use, wastewater treatment beyond what we accomplished in Kitchens 2.0, LEED level building practices, etc.We look forward to sharing more details when the facility opens in 2022.  *      PLANET    FRESHPET’SCOMING SOON: KITCHENS 3.0  STATE OF THE ART PRODUCTION FACILITY  Ennis, TX  Final systems and processes being implemented in the new facility are subject to change.  LEED certification is not being pursued, but we are using many building practices that are recommended by the US Green Building Council.  FRESHPET KITCHENS 3.0  36

COMMITMENT TO REDUCING OUR **PACKAGING FOOTPRINT**


SUSTAINABLE FORESTRY INITIATIVE
TERRACYCLE

One of Freshpet's biggest challenges is to ensure that every meal remains fresh and healthy without artificial preservatives up to 24 weeks in a refrigerator (un-opened shelf life). Our R&D team engineers each package to reduce food waste by keeping the product fresh until consumption while using a minimum amount of packaging- up to **20x less consumer packaging per serving by weight than competing wet food brands** sold in cans and plastic trays*. Our most efficient packages (6lb rolls) are engineered to use less consumer packaging per serving than all but the larger bags of dry dog food.

We are constantly working with our suppliers to reduce Freshpet's packaging footprint. All options are being considered: light weighting, post consumer recycled content, recyclable and plant based plastics, etc. When the technology allows, we want all Freshpet packaging to include post consumer recycled content and be recyclable.

CORRUGATED CASE SUSTAINABILITY:

- Freshpet's corrugated cardboard cases contain up to 65% recycled content by weight
- Any virgin fiber required in their production is certified by the Sustainable Forestry Initiative to be grown and harvested according to their strict sustainability standards

ROADMAP FOR THE FUTURE:

We are working closely with our packaging suppliers to develop the most sustainable packaging possible. By 2030, we will strive to have 100% of our packaging be either recyclable, biodegradable, compostable, or re-usable and we will include recycled content where available.

EXAMPLE OF RECENT INNOVATION SUCCESS:

Deli-Fresh packaging was completely re-designed in 2020 to provide a pallet pattern that helped increase logistics efficiency while requiring much less corrugated cardboard.

Results:

- 6lb Roasted Meals cardboard weight dropped by -43%
- 4/1.5lb Rolls cardboard weight dropped by - 13%
- In 2021 we anticipate avoiding the use of approximately **84,898 lbs** of cardboard resulting in approximately **20.7 metric tons** lower CO2e emissions compared to the old packaging**



INNOVATIVE WASTE SOLUTION PARTNERSHIP WITH TERRACYCLE:

Current packaging technology requires that we use a proprietary mix of plastic layers in each bag and roll we manufacture. These layers extend shelf life and ensure product quality and safety while minimizing the amount of plastic required per serving of food. However, using a mix of plastics in one package limits the recyclability for most municipalities. One day, we hope technology will solve this problem making Freshpet's packaging recyclable everywhere. In the meantime, we have launched a custom partnership with Terracyle allowing consumers to recycle their old packages by mailing them back to us for collection. Additionally, the partnership allows our manufacturing operations to recycle obsolete packaging that previously would have been converted from waste to energy.

Sources: *Freshpet research September, 2020. **fefco.org

PLANET
REDUCING PACKAGING FOOTPRINT

37

NEWFRESHPETCHILLERS ARE UP TO
8.5X MORE EFFICIENT THAN OLDER MODELS

With 25,000+ installations around the world, reducing the environmental impact of Freshpet's chillers is a top priority.

The latest chillers by True Manufacturing and Minus 40 are up to 8.5x more efficient than earlier models thanks to LED lighting, new refrigerants, and state of the art compressors. As the old models are replaced with more efficient ones, our chiller fleet has become much more efficient. In fact, while we grew the fleet by installing over 3,500 chillers in 2020, because many of these were swaps with older models, the estimated chiller electric usage drop by 2,400 MWh/year for an efficiency increase of approximately 18%.

In a major commitment to minimizing the impact of our Scope 3 Emissions, all Freshpet chillers are powered by US renewable energy using Renewable Energy Credits beginning January 1, 2020. The 57,000 MWh of RECs purchased in 2020 as part of this program support the development of renewable energy projects and helped avoid up to 38,978 metric tons of carbon emissions. This has an estimated environmental impact similar to taking up to 8,558 cars off the road for a year or not using up to 93,320 barrels of oil.*

43.7 LBS / DAY

KWH/ DAY: 28
REFRIGERANT TYPE: R134a
GWP: 1,430



Freshpet
Natural. No Preservatives. Gently Cooked.

2014 AHTXL Slim Open Air



CLEAN ENERGY RENEWABLE SOURCES
CHILLER ELECTRIC USAGE IS MATCHED WITH US WIND ENERGY
REAL FOOD FRESH FROM THE FRIDGE
freshpet

2021 TVM 48sl

5.1 LBS / DAY

KWH/ DAY: 3.3
REFRIGERANT TYPE: R290
GWP: 3
natural refrigerant.

Efficiency estimates based on manufacturer supplied data and the EPA's greenhouse gas equivalency calculator at: https://www.epa.gov/energy/greenhouse-gas-equivalencies-calculator

PLANET
CHILLER EFFICIENCY
38

FRESHPET'S COMMITMENT TO WATER STEWARDSHIP

As one of our most valuable natural resources, Freshpet is committed to minimizing our impact to the planet's water supply.

Manufacturing fresh pet food requires water in the cooking and cleaning processes ensuring that every meal is safe and nutritious. Because water is such a critical resource, its conservation receives continuous focus from management and our in-house FreshTEC engineering team. In 2021, we conducted an analysis of our direct water footprint as part of our first engagement with CDP's Water Reporting process. Using this information, we plan to conduct a detailed water risk assessment and action plan to limit water related stress risks to our business.

On-site Wastewater Treatment Facility

The newly constructed Freshpet Kitchens 2.0 features the latest FreshTEC engineering including an on-site wastewater treatment plant which became operational September, 2020. This 6,600 sq ft facility processes up to 200 gallons per minute removing residual fines of meat, vegetables, and fat from the Kitchen's wastewater. In addition to easing our burden on municipal facilities, Freshpet's $3.2 million investment in treating our own waste-water was a sound financial decision. We anticipate avoiding significant wastewater treatment fees making the project pay for itself over time.

Freshpet's onsite wastewater treatment plant has been successful in reducing effluent pollution across four key metrics in Q1 2021:

- Biochemical Oxygen Demand BOD (Mg/l): -81.4%
- Chemical Oxygen Demand COD (Mg/l): -82.9%
- Ammonia (NH3 Mg/l): -75.0%
- Total Suspended Solids (Mg/l): -91.9%

The facility removed an estimated 626,000 lbs of solids in Q1 of 2021 and is anticipated to remove over 2,500,000 lbs of solids from wastewater in calendar year 2021. Solids removed from wastewater are transported to Waste Management's CORe® facility for anaerobic digestion which generates electricity and prevent the emission of methane in a landfill. We estimate that in 2021, this method of disposing the extracted solids will avoid 673 metric tons of CO2e compared landfilling the same amount of material.



Freshpet Wastewater Treatment Facility being constructed in 2020



110,000 gallon equalization tank under construction in 2020

PLANET
WASTEWATER TREATMENT FACILITY

39

FRESHPET KITCHENS 2.0 **RAINWATER HARVESTING SYSTEM**

Freshpet Kitchens 2.0 features a new rainwater harvesting system for landscape irrigation.

The underground reservoirs hold up to 427,500 gallons of rainwater that is used to irrigate 62,000 sq ft of landscaping including more than 120 trees planted in May 2020.

In addition to reducing our burden on the municipal water supplies, rainwater harvesting helps reduce stormwater runoff from the property. Reduced stormwater runoff helps minimize a storm's peak flow volume and velocity in local creeks, streams, and rivers, thereby reducing the potential for streambank erosion. The elimination of runoff can also reduce contamination of surface water with pesticides, sediment, metals,and fertilizers.

427,541 gallon reservoir holds rainwater for irrigation needs



Rooftop gutters feed water to reservoir



Pond A (front of building): 236,369 gallons of storage capacity / Pond B (back of building): 191,172 gallons of storage capacity.

PLANET
RAINWATER HARVESTING

40

ENSURING THE SUSTAINABILITY OF OUR **SUPPLY CHAIN**


nge highlighted sections
FRESH
PET FOOD

Freshpet recipes are made with natural and fresh ingredients including meat, vegetables, fruits, and whole grains. We believe in building long-term supplier and farmer partnerships to source healthy and sustainable ingredients. Some highlights of our sourcing philosophy:

COMMITMENT TO LOCAL SOURCING:

Over 50% of our raw ingredients are sourced locally from within a 200 mile radius of the Freshpet Kitchens, and 96% are from North America. Local sourcing helps ensure:

- The most efficient use of resources in transporting the ingredients and a reduction of damage and waste in transit
- The well-being of our local communities
- That the integrity of labor practices and environmental standards that are consistent with Freshpet's high standards

ANIMAL WELFARE CERTIFIED POULTRY:

- In 2020, Freshpet purchased **almost 6 million lbs of poultry that was Animal Welfare Certified by the Global Animal Partnership** helping support progressive farmers and improving the living standards of the animals they raise cage-free with no antibiotics ever, no added growth hormones, and no animal by-products.

SUSTAINABLE SEAFOOD:

- The fish used in Freshpet's recipes consists of Wild Alaskan Salmon, Wild Alaskan Ocean Whitefish, and Farmed Salmon from the US, Canada, Norway, Ireland, and Chile.
- Carefully sourcing our fish helps ensure that it comes from sustainable fisheries and is produced with environmental and labor practices that meet our high standards.

PLANET
SUPPLY CHAIN SUSTAINABILITY
41

PARTNER / SUPPLIER CODE OF CONDUCT

Freshpet believes in partnering with the best suppliers to help drive our mission of Nourishing Pets, People, and Planet. Publicly sharing our new Supplier Code of Conduct below illustrates our ESG commitments extend beyond our four walls. By inspiring our suppliers do better, it makes it easier for Freshpet to achieve our triple bottom line objectives. The new supplier code of conduct will be implemented with new and existing suppliers.

Freshpet Partner / Supplier Code of Conduct

Freshpet is committed to sustainably sourcing the highest quality ingredients and leading the industry in the ethical treatment of workers, animals, and natural resources as part of our mission to nourish Pets, People, and Planet. As we grow our businesses together, we expect all of our partners to champion integrity, human rights, and sustainability across all aspects of our relationship.

We require our partners to:
- Have anti-corruption policies and programs
- Comply with, and work to exceed, all applicable labor and environmental laws
- Support the humane treatment of farm, wild, and companion animals.

In support our efforts to become more sustainable, we request that our partners:
- Provide carbon footprint data for products sold to Freshpet in 2023
- Become carbon neutral for products sold to Freshpet by 2030
- Provide water footprint data for products sold to Freshpet in 2023
- Introduce programs to reduce water usage intensity
- Provide information on employment practices and social programs







PLANET
SUPPLIER CODE OF CONDUCT

42

Nature’s Fresh
LEADS THE WAY IN SUSTAINABILITY

Nature’s Fresh is the Natural Retail Channel’s best selling pet food thanks to its uncompromising quality, superior palatability, and Animal Welfare Certified recipes.

Since 2012, Freshpet has partnered with the Global Animal Partnership to ensure that Nature’s Fresh chicken and turkey is raised cage-free with no antibiotics ever, no added growth hormones, and no animal by-products. In 2020, Freshpet is proud to have purchased almost 6 million pounds of GAP rated poultry. Additionally, Nature’s Fresh seafood is sourced from farms and fisheries that are located in the US or in jurisdictions with human right and environmental policies.

Nature’s Fresh is Freshpet’s first Scope 1, 2, and 3 carbon neutral pet food brand. We achieve carbon neutrality by reducing our emissions where we can and using verified carbon offsets for the emissions that can’t be eliminated at this time. Our commitment to minimizing our carbon footprint means that we won’t consider our work done until we achieve zero emissions without offsets. Areas being investigated to reduce our emissions include regenerative farming practices that sequester carbon, on-farm anaerobic digesters to capture and convert methane into bio-fuel or electricity, changing the mix of proteins in our recipes, and the introduction of meat alternative recipes.

freshpet NATURE’S FRESH®

ANIMAL WELFARE CERTIFIED
CertifiedGAP.org

CO_2 NEUTRAL NOW**


REAL FOOD
FRESH FROM THE FRIDGE
GRAIN FREE
Chicken Recipe
with antioxidant-rich vegetables
CAT RECIPE
SMALL BREED
Beef Recipe
with garden vegetables & grains
Chicken Recipe

*Our chicken and turkey proteins are Animal Welfare Certified by the Global Animal Partnership
** Estimated Scope 1, 2, and 3 carbon emissions from Nature’s Fresh are being offset with verified carbon credits

PLANET
NATURE’S FRESH
43

CARBON NEUTRAL NOW: SCOPES 1 & 2

Over the last year, we partnered with 3Degrees to understand Freshpet's Scope 1,2, and 3 carbon footprints for 2019 and 2020. This extensive analysis used internationally recognized and widely accepted GHG Protocol guidelines to estimate emissions of our Scope 3 value chain including protein sources, distribution, packaging, waste, etc. These insights will help guide future efforts to reduce emission at the source.

We acknowledge the importance of mitigating the effects of climate change sooner rather than later, and our engineering, logistics, and procurement teams are working to reduce our emissions at their source. These important efforts will take time and as an interim step, we will offset our Scope 1& 2 emissions companywide for calendar year 2021 using verified carbon credits. Additionally, we plan to be carbon neutral across scopes 1,2, and 3 by 2025 using a combination of source reduction and offsets.

We hope that this effort demonstrates our commitment to reducing our carbon footprint, and spurs other companies to act sooner rather than later as well.

*Estimated 2021 Scope 1 and 2 carbon emissions companywide are being matched with carbon offsets

PLANET
CARBON OFFSET PLAN

44

FRESHPET SUSTAINABILITY METRICS

In 2020, Freshpet started to use aspects of leading ESG frameworks established by the Sustainability Accounting Standards Board ("SASB") to help us identify potential ESG disclosure topics and metrics relevant for our Company. Using relevant SASB metrics for our company and its operations, the summary tables below will help us track, monitor and report on ESG issues, and helped inform this Sustainability Report.

Topic	Accounting Metric	Category	Unit of Measure	Code	2020 Freshpet Response
Energy Management	(1) Total energy consumed (2) Percentage grid electricity (3) Percentage renewable	Quantitative	Gigajoules (GJ), Percentage (%)	FB-PF-130a.1	(1) Total Energy consumed was estimated to be 342,928 GJ (2)Percentage of energy consumed attributed to grid electricity is estimated to be 13%. An estimated 54.3% of Freshpet's electricity needs were supplied by the electric grid. 45.7% of Freshpet's electricity needs were supplied by our Combined Heat and Power plant located on-site at the Kichens in Bethlehem, PA. (3)0% renewable energy. Freshpet matched the purchase of electricity used to power our manufacturing Kitchens + offices with approximately 44,317 GJ [12,310 MWh] of wind energy RECs. 11,662 of these RECs were used to match electricity purchased to power our Kitchens, the balance was for our offices and warehouses.
Water Management	(1) Total water withdrawn (2)Total water consumed Percentage of each in regions with high or extremely high baseline water stress	Quantitative	Thousand cubic meters (m^3), Percentage (%)	FB-PF-140a.1	(1) An estimated 284,328 thousand m^3 of water was withdrawn in 2020 (2) An estimated 98.4 thousand m^3 of water was consumed in 2020 0% of water was withdrawn or consumed in regions of Extremely High or High Baseline Water Stress based on the WRI Aqueduct tool
	Number of incidents of non-compliance	Quantitative	Number	FB-PF-140a.2	In calendar year 2020, Freshpet received a minor fine of $400 for a water quality infraction. Our onsite water treatment plant became active in Q4 2020, and will help prevent similar fines in the future.
	Description of water management risks and discussion of strategies and practices to mitigate those risks	Discussion and Analysis	n/a	FB-PF-140a.3	As one of our most valuable natural resources, Freshpet is committed to minimizing our impact to the planet's water supply. Manufacturing fresh pet food requires water in the cooking and cleaning processes ensuring that every meal is safe and nutritious. Because water is such a critical resource, its conservation receives continuous focus from management and our in-house engineering team. The newly constructed Freshpet Kitchens 2.0 features the latest engineering including an on-site wastewater treatment plant which became operational September, 2020. This 6,600 sq ft facility processes up to 200 gallons per minute removing residual fines of meat, vegetables, and fat from the Kitchen's wastewater. In addition to easing our burden on municipal facilities, Freshpet's $3.2 million investment in treating our own wastewater helped avoid significant wastewater treatment fees making the project pay for itself over time. The facility is anticipated to remove over 2,500,000 lbs of solids from wastewater in calendar year 2021. Solids removed from wastewater are transported to Waste Management's CORe® facility for anaerobic digestion which generates electricity and prevent the emission of methane in a landfill. We estimate that in 2021, this method of disposing the extracted solids will avoid 673 metric tons of CO2e compared landfilling the same amount of material. In 2021, we conducted an analysis of our direct water footprint as part of our first engagement with CDP's Water Reporting process. Using this information, we plan to conduct a detailed water risk assessment and action plan to limit water related stress risks to our business.
Food Safety	Global Food Safety Initiative (GFSI) audit (1) non-conformance rate and (2)associated corrective action rate for (a) major and (b) minor non-conformances	Quantitative	Number	FB-PF-250a.1	All Freshpet-owned manufacturing facilities were certified against a GFSI standard and audited annually to assess compliance against the provisions of the standard. There were no major non-conformances identified at any of our manufacturing facilities resulting in a major non-conformance rate of 0.0%. There were 3 minor non-conformances identified across the 2 facilities, resulting in a minor non-conformance rate of 1.5. Corrective actions were implemented for 100% of the minor non-conformances identified, and submitted to and accepted by the GFSI certifying body for confirmation.
	Percentage of ingredients sourced from Tier 1 supplier facilities certified to a Global Food Safety Initiative (GFSI) recognized food safety certification program	Quantitative	Percentage (%) by cost	FB-PF-250a.2	Approximately 82% of all our Tier 1 food and non-food suppliers (by count) are GFSI certified. At this time, we do not track the % by spend of Tier 1 supplier sourced food ingredients coming from GFSI certified facilities.
	(1) Total number of notices of food safety violation received (2) Percentage corrected	Quantitative	Number, Percentage (%)	FB-PF-250a.3	Freshpet received no food safety violation notices.
	(1) Number of recalls issued (2)Total amount of food product recalled	Quantitative	Number, Metric tons (t)	FB-PF-250a.4	Freshpet conducted no recalls of its products during 2020 (zero metric tons of products were recalled).

45

FRESHPET SUSTAINABILITY METRICS

Topic	Accounting Metric	Category	Unit of Measure	Code	2020 Freshpet Response
Health & Nutrition	Revenue from products labeled and/or marketed to promote health and nutrition attributes	Quantitative	Reporting currency	FB-PF-260a.1	Freshpet labels and markets almost all of its products to promote health and nutrition. Examples of health and nutrition related claims on pack include: no preservatives, no meat meals or by product meals, no grains, no soy, no gluten, no fillers, whole grains and pre-biotics to support digestive health, omega 6 & 3 fatty acids to support healthy skin and coat, nutritionally developed for small dogs, etc.
	Discussion of the process to identify and manage products and ingredients related to nutritional and health concerns among consumers	Discussion and Analysis	n/a	FB-PF-260a.2	Freshpet's products are developed via close collaboration of personnel from regulatory, nutrition and marketing. The discussions regarding claims, labeling, marketing and advertising occur early in the innovation process to ensure products are compliant and address consumer needs. The process encompasses a wide variety of topics, including nutrition, ingredients, sustainability, responsible sourcing and product certifications.
Product Labeling & Marketing	Percentage of advertising impressions (1) made on children and (2) made on children promoting products that meet dietary guidelines	Quantitative	Percentage (%)	FB-PF-270a.1	Not applicable as Freshpet only produces pet food.
	Revenue from products labeled as (1) containing genetically modified organisms (GMOs) and (2) non-GMO	Quantitative	Reporting currency	FB-PF-270a.2	Gross sales from products labeled as non-GMO: $51.7 million
	Number of incidents of non-compliance with industry or regulatory labeling and/or marketing codes	Quantitative	Number	FB-PF-270a.3	In calendar year 2020, there were zero incidents involving federal labeling or marketing laws. Minor labeling compliance incidents were found at the State level and were promptly addressed.
	Total amount of monetary losses as a result of legal proceedings associated with labeling and/or marketing practices	Quantitative	Reporting currency	FB-PF-270a.4	In calendar year 2020, there were no material legal proceedings associated with marketing and/or labeling practices.
Packaging Lifecycle Management	1) Total weight of packaging (2)Percentage made from recycled and/or renewable materials (3)Percentage that is recyclable, reusable and/or compostable	Quantitative	Metric tons (t), Percentage (%)	FB-PF-410a.1	(1) An estimted 10,924 metric tons of packaging purchased in 2020 (2) An estimated 76.7% of packaging by weight was made from recycled and/or renewable materials (3)An estimated 76.7% of packaging by weight was recyclable, reusable, or compostable Estimates based on average packaging weight by sku for packaging purchased in 2020.
	Discussion of strategies to reduce the environmental impact of packaging throughout its life cycle	Discussion and Analysis	n/a	FB-PF-410a.2	One of Freshpet's biggest challenges is to ensure that every meal remains fresh and healthy without artificial preservatives up to 24 weeks in a refrigerator (un-opened shelf life). Our R&D team engineers each package type to reduce food waste by keeping the product fresh until consumption while using a minimum amount of packaging- up to 20X less consumer packaging per serving by weight than competing wet food brands sold in cans and plastic trays. Our most efficient packages (6lb rolls) are engineered to use less consumer packaging per serving than all but the larger bags of dry dog food. We continuously engage with our partners to reduce Freshpet's packaging footprint. Many options are being considered including light weighting, post consumer recycled content, recyclable materials, plant based plastics, etc. Currently, Freshpet's corrugated cardboard cases contain up to 65% recycled content by weight, and any virgin fiber required in their production is certified by the Sustainable Forestry Initiative to be grown and harvested according to their strict sustainability standards. When the technology allows, we intend for all Freshpet packaging to include post consumer recycled content and be recyclable. Our custom recycling partnership with Terracycle has allowed us to offer consumers a way to recycle their used packaging via postage paid mailing envelope. This partnership will also allow us to recycle industrial waste and obsolete packaging.

46

FRESHPET SUSTAINABILITY METRICS

Topic	Accounting Metric	Category	Unit of Measure	Code	2020 Freshpet Response
Environmental & Social Impacts of Ingredient Supply Chain	Percentage of food ingredients sourced that are certified to third-party environmental and/or social standards, and percentages by standard	Quantitative	Percentage (%) by cost	FB-PF-430a.1	In 2020, an estimated 3% of Freshpet's food ingredients (by cost) were Animal Welfare Certified Step 1 or Step 2 by the Global Animal Partnership.
	Suppliers' social and environmental responsibility audit: (1) Non-conformance rate (2)Associated corrective action rate for (a) major and (b) minor non-conformances	Quantitative	Rate	FB-PF-430a.2	Freshpet introduced its first formal supplier code of conduct in 2021 and is anticipated to enact social and environmental responsibility audits in the future.
Ingredient Sourcing	Percentage of food ingredients sourced from regions with high or extremely high baseline water stress	Quantitative	Percentage (%) by cost	FB-PF-440a.1	Freshpet has not yet conducted a water risk analysis of our supply chain but doing so will part of our corporate efforts to align our sustainability goals with the best available science and data. We expect to be conducting supply chain water risk foot-printing and mapping in the future as our sustainability efforts mature.
	List of priority food ingredients and discussion of sourcing risks due to environmental and social considerations	Discussion and Analysis	n/a	FB-PF-440a.2	Freshpet is committed to producing the most sustainable dog food in the world. Most of the environmental issues associated with our ingredients come from the use animal proteins to provide the nutrition that pets need. •Beef: Environmental concerns include deforestation, carbon footprint reduction, and animal welfare. All Freshpet beef is sourced from North America- not from ecologically sensitive regions in South America where deforestation is an issue. We are actively pursuing partners that can provide beef with a lower carbon footprint through innovative farming and methane capture production processes. Additionally, we intend to launch recipes that use humanely raised beef in the next 12 to 18 months. •Poultry: Environmental concerns include animal welfare. In 2020, Freshpet purchased almost 6 million pounds of poultry that was Step 1 or Step 2 Certified Humane by the Global Animal Partnership. We anticipate increasing our purchases of animal welfare certified poultry in the immediate future to meet rising consumer demad for these products. •Seafood: Environmental concerns include overfishing, ecosystem impacts, and human rights. Freshpet is committed to only using seafood that is green or yellow rated by the Monterey Bay Aquarium Seafood Watch® program or that is certified to a standard the program recognizes. Visit SeafoodWatch.org to learn more about sustainable seafood. All of Freshpet's wild seafood is sourced from US fisheries while our farmed seafood comes from US, Canada, Norway, Ireland, and Chile. •Eggs: Environmental concerns include animal welfare. To mitigate these risks, Freshpet is actively working to source humanely raised eggs for a variety of our recipes including items within the Nature's Fresh brand. •Palm oil: In some recipes, Freshpet uses encapsulated lactic acid which contains a derivative of Palm Oil. Risk management priorities include ecosystem impacts such as deforestation, labor practices, and geographic water scarcity. To mitigate these risks, our supplier has certified that 100% of the palm they purchase is covered by the Roundtable on Sustainable Palm Oil (RSPO) certification.
Weight of products sold		Quantitative	Metric tons (t)	FB-PF-000.A	59,635 metric tons of products sold in 2020
Number of production facilities		Quantitative	Number	FB-PF-000.B	Freshpet operates 2 wholly owned manufacturing facilities.

47

   Governance and Leadership

Management Team
Capable of Leading the Company in Time of Aggressive Growth

We're a team of dog-obsessed, cat-crazy pet parents who live and work alongside our four-legged best friends. We're united by a passion for pets and a mission to give them the best pet food possible for a happy, healthy, and long life.


SCOTT MORRIS
CO-FOUNDER / PRESIDENT


CATHAL WALSH
CO-FOUNDER / MANAGING DIRECTOR EUROPE


BILLY CYR
CEO


HEATHER POMERANTZ
CFO


STEVE WEISE
EVP MANUFACTURING & SUPPLY CHAIN


THEMBI MACHABA
SVP HUMAN RESOURCES


JOHN SPERANZA
SVP Marketing


Lisa Barrette
SVP New Business Development


GERARDO PEREZ-CAMARGO
VP R&D


RICARDO MORENO
VP MANUFACTURING


CHRISTOPHER TARANTO
VP PROCUREMENT & PLANNING

GOVERNANCE AND LEADERSHIP
OUR LEADERS

49

AS WE GROW, WE ADD IMPORTANT **SKILLS AND TALENT**

freshpet

	'06 - '10	'10 - '15	'15 - '19	'20 - '21
INNOVATION	————————	Lisa Barrette	Gerardo Perez Camargo & Team	————————
FINANCE	Dick Kassar Steve Macchiaverna	Ivan Garcia	Therese Joyce	Heather Pomerantz & Team
MANUFACTURING	Michael Hieger	Steve Weise	Lynn Bingham Willie Everett & Team	Ricardo Moreno
MARKETING	Scott Morris	Lisa Barrette John Speranza	————————	————————
FRIDGE TEAM	Cathal Walsh	Vladimir Vuka	————————	————————
SYSTEMS	————————	————————	Frank Calandra	Frank Ianella
SALES	Tom Farina	Eddie Young	————————	————————
INTERNATIONAL	————————	Cathal Walsh	Koen Christiaans	————————
HUMAN RESOURCES	————————	————————	————————	Thembi Machaba
LEADERSHIP	Scott Morris Charlie Norris Dick Kassar	Craig Steeneck Daryl Brewster Larry Cohen Walt George	Billy Cyr Olu Beck Dede Priest Jacki Kelley	


FOUNDING TEAM OF 30

GOVERNANCE AND LEADERSHIP
LEADERSHIP GROWTH

50

FRESHPET BOARD FOUNDATION AND EVOLUTION

Our board has a strong foundation and has evolved with our growth. The board is well-structured to support our long-term strategic goals.

- ✓ An independent chairman who is not CEO
- ✓ 100% independent committees
- ✓ Various industry and financial experts
- ✓ Public company executives
- ✓ Average tenure of approximately 5 years

2006 FOUNDING
OUR FOUNDERING TEAM HAS A DEEP UNDERSTANDING OF THE BUSINESS
Charles A. Norris (Chairman)

1 former director has retired (Christopher B. Harned)

2010 MIDOCEAN
NEW PRIVATE EQUITY BOARD MEMBERS
J David Basto (A)
Daryl J. Brewster (C)

2 former directors have retired (Richard Thompson and Jonathan Marlow)

2014 IPO
ADDED FINANCIAL AND INDUSTRY EXPERTISE AS WE WENT PUBLIC
Lawrence S. Coben, Ph.D. (G)
Walter N. George III (G)
Craig D. Steeneck (A)

2016 CEO TRANSITION
ADDED THE SKILLS TO SUPPORT RAPID, STRATEGIC SCALING
William B. Cyr (CEO)

2019 BOARD REFRESH
ADDED THREE WOMEN WITH BACKGROUNDS IN RETAILING, MEDIA AND GENERAL MANAGEMENT
Leta D. Priest (C)
Jacki S. Kelley (G)
Olu Beck (A,C)

Our governance & nomination committee completed a significant board refresh over the course of 2 years (2018-2019), meeting three primary objectives and strengthening our Board for the growth we anticipate.

The Board was reconstructed with:

- Greater gender diversity
- Increased racial diversity
- Deepened expertise in the areas of retail expertise, digital optimization and strategy

2020 GOVERNANCE PLAN
DEVELOPED 5 YEAR GOVERNANCE TRANSFORMATION PLAN

COMMITTEES: **C** – Compensation Committee **G** – Nominating and Corporate Governance Committee. **A** – Audit Committee

GOVERNANCE AND LEADERSHIP
OUR BOARD

FRESHPET NON-EXECUTIVE BOARD OF DIRECTORS
HELPING TO SHAPE OUR FUTURE



CHARLES NORRIS

- Member and Chairman of our board since October 2006
- Served as member of the board of Primo Water until 2020
- Previously served as Chairman of Glacier Water Services from 2001 to 2016



DARYL BREWSTER

- Member of our board since January 2011
- Since 2013, served as CEO of CECP - a coalition of chief executive officers from large cap companies focused on driving sustainable business



OLU BECK

- Member of our board since October 2019
- Over 25 years of executive and senior leadership experience in the consumer packaged goods industry
- Currently serves as Board Member of Hostess and Denny's



DEDE PRIEST

- Member of our board since September 2018
- Has over 30 years of executive and senior leadership experience in retail and the consumer packaged goods industries



CRAIG STEENECK

- Member of our board since November 2014
- Served as EVP and CFO of Pinnacle Foods from 2007 to 2019
- Member of Hostess and Utz Quality Foods Boards



DAVID BASTO

- Member of our board since December 2010
- Managing Director of The Carlyle Group
- Founding Partner of Broad Sky Partners



JACKIE KELLEY

- Member of our board since February 2019
- Has over 25 years of executive and leadership experience in the media & digital industries
- Currently serves as CEO/Americas of Dentsu, Inc.



LAWRENCE COBEN

- Member of our board since November 2014
- Chairman of NRG Energy since February 2017
- Director of NRG since December 2003



WALT GEORGE

- Member of our board since November 2014
- President of G3 Consulting, a boutique advisory firm specializing in value creation in consumer product companies, which he founded in 2013

GOVERNANCE AND LEADERSHIP
OUR BOARD
52

   As a part of its responsibility to oversee the strategic risks of Freshpet, the Board regularly reviews the Company’s significant risk exposures and how those exposures are managed. To effectively discharge these oversight responsibilities, the Board maintains three standing committees: Audit, Compensation and Nominating & Governance.Freshpet’s Board has direct oversight of material ESG risks, integrated within the Company’s enterprise risk management framework. The Board receives a formal annual review of the ESG program from management and also discusses various aspects of Freshpet’s ESG efforts at the opening of each Board meeting.To ensure our business is conducted responsibly with honesty, integrity, and in compliance with applicable laws, we established our Code of Ethics that applies to every director, officer and employee. All Freshpet employees are required to certify that they comply with the Code of Ethics and its related policies and programs. Non-exempt employees are required to sign upon hiring, and exempt employees recertify annually.Freshpet has a zero-tolerance policy for bribery and corruption. The Board established a robust Whistleblower Policy to set optimal procedures with regard to reports of concerns made by employees and other parties, and to protect whistleblowers against harassment or retaliation. The Whistleblower line is directed to our CEO and is reported to the Audit Committee quarterly.  BOARD OVERSIGHT OF RISKS, SUSTAINABILITY & ETHICS      GOVERNANCE AND LEADERSHIPRISKS, SUSTAINABILITY & ETHICS  53

   SUSTAINABLE SHAREHOLDER VALUE CREATION:  COMPENSATION DIRECTLY TIED TO LONG-TERM STRATEGY  Freshpet’s Compensation Committee of the Board designed the executive compensation program to incentivize our management team to achieve or exceed our strategic objectives over the long-run.At the time of our 2014 IPO, MidOcean and Executive Directors & Officers combined to own over 50% of our shares. Since that time, ownership has become decentralized towards institutional investors in the market. In response, the Compensation Committee aligned executive compensation with Freshpet’s long-term strategic goals in order to best align the interests of Freshpet executives with our shareholders’ long-term interests and sustainable value creation.In 2016, the Compensation Committee aligned executive compensation to long-term goals for 2020 and the strategy to achieve them, with payout levels commensurate to achievement against these rigorous targets. Management met the goals in 2020, as the Company’s net sales grew 140% and Adj. EBITDA grew 165% over those four years.In 2020, the Compensation Committee refreshed the executive compensation program with new goals to ensure alignment with 2025 goals and retention of key talent executing Freshpet’s long- term strategy. Those goals exceed the Company’s publicly stated goals, and 75% of the vesting is based on performance against those goals.      GOVERNANCE AND LEADERSHIPSUSTAINABLE SHAREHOLDER VALUE  54

     OUR LONG-TERM COMPENSATION STRATEGYCONTRIBUTES TO GROWTH & VALUE CREATION  Pool expansion #1  Equity offering  In Q4 of 2020, the Board authorized multi-year grants to our most senior leaders in as part of our retention and succession plans.These grants replace future grants for the next four years for those individuals.  Despite the increase in the equity pool last year, the dilution% continues to decrease.  Total common shares outstanding and share-based awards available to be issued    Pool expansion #2  55  Equity offering #2

BOARD OVERSIGHT OF LONG-TERM STRATEGY

Our board focuses on long-term growth through oversight of strategic initiatives, long-term focus for executive compensation, and support of investments in our growth.

2006-2016

- Authorized construction of Freshpet Kitchens, our manufacturing facility in Bethlehem, PA
- Took the company public in 2014, providing capital for growing fleet of Freshpet-owned fridges as well as manufacturing capacity expansion

2016-2020

Freshpet FEED THE GROWTH

- In 2016, aligned **on long term goals (for 2020)** and the strategy to achieve them, setting executive compensation to match
- Hired **new CEO**
- Completed multiple **Credit Facility modifications**
- At the expense of near term profits to support long term goals, continuously invested in **advertising and international** markets
- Authorized **Equity Grants to hourly** employees
- **Acquired land** for future manufacturing capability expansion to support additional capacity & diversified supply

2020-2025+

freshpet FEED THE GROWTH 11 MILLION HH BY 2025

- In 2021, increased the **long term goals (for 2025) to reflect significant progress,** along with investments to support them
- Completed **CFO transition**
- Considered potential **competitors** and **emerging technologies** in the long-term strategic plan
- Completed two equity offering and debt refinancing to support long term investments and growth
- Approved the construction of Freshpet's largest Kitchen in Ennis, TX
- Oversaw and encouraged an expansion of manufacturing team depth and implementation of a manufacturing leadership succession plan
- Authorized and encouraged the development of a supply partnership at Kitchens South to expand our capability and capacity

GOVERNANCE AND LEADERSHIP
LONG-TERM STRATEGY

56

   Since our IPO, the number of shareholders owning 50% of Freshpet stock has increased 4x  DECENTRALIZATION OF STOCK OWNERSHIP  3              # of Shareholders Owning 50%at end of fiscal year  Freshpet Executive and Other Insider Ownershipon annual date of record  12/31/14  3  53%  12/31/15  5  38%  12/31/16  5  30%  12/31/17  7  28%  12/31/18  7  26%  12/31/19  13  5%  12/31/20  13  4%  # of Shareholders Over Time              25%  100%75%50%  0%After 2015 2016 2017 2018 2019 2020 IPO  Ownership % of MidOcean and Freshpet Executive Directors & Officers has decreased since our IPO      GOVERNANCE AND LEADERSHIPDECENTRALIZATION OF STOCK OWNERSHIP  57

OUR **JOURNEY** FROM A YOUNG COMPANY TO **CORPORATE MATURITY**

We are a young company in pursuit of sizable long-term goals. We are rapidly growing insurgents who are disrupting the $35+ billion pet food industry by changing the way people feed their pets forever.

Challenges we face as a young company

- More volatile results (less profitable)
- Much larger, entrenched competitors
- Need to rapidly expand organization and upgrade systems
- Need to protect yet evolve the culture
- Management engaged in long-term value creation

We are investing & innovating

- Making significant long-term investments designed to expand capacity and broaden household penetration
- Investing heavily in new product innovation to expand our product advantage

Newly public and subject to market control

- Subject to short-term earnings targets
- Typically at this stage companies are privately funded

Freshpet as a mature organization

- A national supply chain presence
- Upgraded systems
- Established culture inclusive of newly hired talent as we expand
- A robust distribution network of Freshpet Fridges
- Greater expansion into international markets
- Comprise a greater share of the $35+ billion pet food industry



$1,250 Million
Freshpet Net Sales
$440 Million
$130 Million
$86 Million
0
2006 Founding
2014 IPO
2016 Feed the Growth
2021 (projected) 11MM Households by 2025
2025 (projected)

GOVERNANCE AND LEADERSHIP
CORPORATE MATURITY

58

THE ROLE OF OUR BOARD IN OUR EVOLUTION
GUIDANCE TO GOVERNANCE

GUIDANCE

Our Board Structure Enables Strong **Guidance as a Young Company**

At our early corporate life stage, our Board is structured to protect and enhance our long-term value. As a young company, we require greater stability and support from our Board to buffer typical volatility and guide organizational transformation.

Since the founding of Freshpet, our Board has strategically planned its composition and evolution. We have a diverse and evolving Board designed to meet the needs of the Company at various life stages, including the most recent refresh in 2019.

Transformation to **Governance** Best Practices **as we Reach Maturity**

While critical to our success as an early lifecycle company, the need for protections provided by our governance structure will diminish with our growth as we reach maturity. Our strategic governance transformation plan phases out these protections as we implement best practices. Under our governance transformation plan, by the time we reach corporate maturity, we believe we will have best practices in place across key issues.

Last year, our shareholders overwhelmingly supported the Company's five year plan to gradually implement the governance practices of mature companies. The Board has begun to implement that plan and this year's proxy contains some of those next steps.

GOVERNANCE

GOVERNANCE AND LEADERSHIP
GUIDANCE TO GOVERNANCE
59

GOVERNANCE TRANSFORMATION ROADMAP

	YOUNG	2020	2021	2022	2023 to 2025	MATURE
INDEPENDENT CHAIRMAN	Yes					Yes
SEPARATE CEO & CHAIR	Yes					Yes
NO POISON PILL	Yes					Yes
ELIMINATE SUPERMAJORITY VOTING RIGHTS	75%	● approved by shareholders				50%
DIRECTOR RESIGNATION POLICY	No	● approved by Board				Yes
MAJORITY VOTING IN UNCONTESTED ELECTIONS	No (plurality)		●			Yes
DIRECTOR RETIREMENT POLICY	No		●			Yes
PROXY ACCESS	No			●		Yes
SHAREHOLDER RIGHT TO CALL SPECIAL MEETING	No			●*		Yes
DECLASSIFIED BOARD**	3 Year Terms		●*		1 Year Terms	1 Year Terms

*Proposals requiring shareholder action in that year's Proxy Statement.

**The Company has submitted a stockholder proposal to begin declassifying its board in 2023, with the board to be fully declassified by 2025.

GOVERNANCE AND LEADERSHIP
GOVERNANCE TRANSFORMATION

60

APPENDIX